Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-228931) of The Cigna Group of our report dated June 26, 2024 relating to the financial statements and supplemental schedule of The Cigna Group 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Hartford, CT
June 26, 2024